Filed pursuant to Rule 424(b)(5)
Registration No. 333-216214

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares of Physicians Realty Trust, par value $0.01 par value per share	$500,000,000	$58,687(2)

(1)
Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, Physician Realty Trust, or the Trust, initially deferred payment of all of the registration fee for the Trust's Registration Statement on Form S-3ASR (File No. 333-216214), or the Registration Statement. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

(2)
A filing fee of $6,213 was previously paid in connection with $61,700,000 of unsold common shares of beneficial interest, $0.01 par value per share, or the Common Shares, of the Trust under the Trust's currently outstanding at-the-market program, or the 2016 ATM Program, established pursuant to those certain sales agreements, each dated August 5, 2016, among the Trust, Physicians Realty L.P., and each sales agent party thereto (which we refer to collectively as the 2016 ATM Sales Agreements), that are registered under the Registration Statement and a Registration Statement on Form S-3ASR (File No. 333-205034) initially filed on June 17, 2015. The 2016 ATM Program is being terminated concurrently with the filing of this prospectus supplement pursuant to the terms of the 2016 ATM Sales Agreements. The registration fees paid in connection with the unsold Common Shares under the 2016 ATM Sales Agreements will continue to be applied to the at-the-market program that is being established pursuant to this prospectus supplement. Accordingly, the Trust is offsetting $6,213 of previously paid unutilized filing fees against the total filing fee of $64,900 in connection with the filing of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 24, 2017)
$500,000,000
Common Shares
PHYSICIANS REALTY TRUST

We have entered into separate sales agreements with each of KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated, in their capacity as Agents (as defined below) and as Forward Sellers (as defined below), and the Forward Purchasers (as defined below), relating to our offering, from time to time, of up to $500,000,000 of our common shares of beneficial interest, $0.01 par value per share, or common shares, under this prospectus supplement and the accompanying prospectus. We refer to these entities, when acting in their capacity as our sales agents, individually as an Agent and collectively as the Agents and, if applicable, when acting in their capacity as agents for the Forward Purchasers, individually as a Forward Seller and collectively as the Forward Sellers. Upon entry into the sales agreements, we terminated our prior at-the-market program. At the time of such termination, $61.7 million remained unsold under the prior program.
The sales agreements contemplate that, in addition to the issuance and sale of our common shares through the Agents, we may also enter into one or more forward sale agreements from time to time in the future with each of KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated, or one of their respective affiliates. We refer to these entities, when acting in such capacity, individually as a Forward Purchaser and collectively as the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Seller will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of the New York Stock Exchange, or the NYSE, to sell a number of our common shares borrowed from third parties equal to the number of common shares underlying the particular forward sale agreement. We will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with a forward sale agreement.
We expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe common shares to the relevant Forward Purchaser. See "Plan of Distribution (Conflicts of Interest)—Sales through Forward Sellers."
We will pay each Agent a commission equal to up to 2% of the gross proceeds from each sale of common shares sold through such Agent under the applicable sales agreement. Each Forward Seller will receive from us a mutually agreed commission in the form of a reduction to the initial forward sale price under the applicable forward sale agreement that will not exceed, but may be lower than, 2% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares. The net proceeds to us that we receive from sales of our common shares in this offering, if any, will depend on the number of shares actually sold and the offering price for such common shares. See "Plan of Distribution (Conflicts of Interest)" beginning on page S-8 of this prospectus supplement for additional information regarding compensation of the Agents and the Forward Sellers.
In connection with the sale of common shares on our behalf, each Agent and each Forward Seller may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation of the Agents and the Forward Sellers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents, the Forward Sellers and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act.
Our common shares are traded on the NYSE under the symbol "DOC". On November 6, 2019, the last reported sale price of our common shares was $18.01 per share.

In accordance with the sales agreements, our common shares may be sold by us through any of the Agents or by any of the Forward Sellers, from time to time, by any method deemed to be an "at the market offering" as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, or other existing trading market, or sales made to or through a market maker. With our express written consent, sales may also be made in negotiated transactions or any other method permitted by law. No Agent or Forward Seller is required to sell any specific number or dollar amount of securities, but each has agreed to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell common shares up to the amount specified in, and otherwise in accordance with the terms of, a placement notice delivered by the Company to such Agent or such Forward Seller. Our common shares to which this prospectus supplement relates will be sold through only one Agent or by one Forward Seller on any given day. There is no arrangement with any Agent or any Forward Seller for funds to be received in any escrow, trust or similar arrangement.
The offering of our common shares pursuant to the sales agreements will terminate upon the earlier of (i) the sale of common shares subject to the sales agreements (including shares sold by us through the Agents and borrowed shares sold by the Forward Sellers) having an aggregate gross sales price of $500,000,000 and (ii) the termination of the sales agreements by us, the Agents, the Forward Sellers or the Forward Purchasers as permitted therein.
We are a Maryland real estate investment trust and have elected to be taxed as a real estate investment trust, or REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2013. Our common shares are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in qualifying and maintaining our qualification as a REIT. Our declaration of trust, subject to certain exceptions, limits ownership to no more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus supplement beginning on page S-4 and page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE, TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

KeyBanc Capital Markets

Credit Agricole CIB

BMO Capital Markets

Raymond James

Stifel

The date of this prospectus supplement is November 7, 2019.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein. We have not authorized anyone to provide information that differs from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. This document may only be used in jurisdictions where it is legal to sell these securities. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein, is accurate only as of their respective dates or on the date or dates specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement shall supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing in these securities.
You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not, and the Agents, the Forward Sellers and the Forward Purchasers have not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents, the Forward Sellers and the Forward Purchasers are not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and some of the documents that are incorporated by reference herein and therein, including our and our operating partnership's combined Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we refer to as the 2018 Form 10-K, and our and our operating partnership's combined Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, which we refer to, collectively, as our 2019 Form 10-Qs, contain forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “outlook,” “continue,” “project,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, expectations or intentions.
These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. These forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data, or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic conditions;

•	adverse economic or real estate developments, either nationally or in the markets where our properties are located;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness, or our ability to pay down or refinance our indebtedness;

•	fluctuations in interest rates and increased operating costs;

•	the availability, terms and deployment of debt and equity capital, including our unsecured revolving credit facility;

•	our ability to make distributions on our common shares;

•	general volatility of the market price of our common shares;

•	our increased vulnerability economically due to the concentration of our investments in healthcare properties;

•	our geographic concentration in Texas causes us to be particularly exposed to downturns in the Texas economy or other changes in Texas market conditions;

•	changes in our business or strategy;

•	our dependence upon key personnel whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the degree and nature of our competition;

•	changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates, taxation of REITs, and similar matters;

•	defaults on or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying healthcare properties to acquire and completing acquisitions;

•	competition for investment opportunities;

•
any adverse effects to the business, financial position or results of CommonSpirit Health, or one or more of the CommonSpirit Health-affiliated tenants, that impact the ability of CommonSpirit Health-affiliated tenants to pay us rent;

S-ii

•	the impact of our investment in any joint ventures;

•	the financial condition and liquidity of, or disputes with, any joint venture and development partners with whom we may make co-investments in the future;

•	cybersecurity incidents could disrupt our business and result in the compromise of confidential information;

•	our ability to operate as a public company;

•	changes in healthcare laws or government reimbursement rates;

•	changes in accounting principles generally accepted in the United States;

•	lack of or insufficient amounts of insurance;

•	other factors affecting the real estate industry generally;

•	our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

•	other factors that may materially adversely affect us, or the per share trading price of our common shares, including:
o    the number of our common shares available for future issuance or sale;
o    our issuance of equity securities or the perception that such issuance might occur;
o    future debt;
o    failure of securities analysts to publish research or reports about us or our industry; and
o    securities analysts' downgrade of our common shares or the healthcare-related real estate sector.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” beginning on page S-4, the accompanying prospectus beginning on page 4 and under similar headings in the other documents that are incorporated by reference into this prospectus, including the 2018 Form 10-K and the 2019 Form 10-Qs.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that you should consider before buying our securities. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the common shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference and any free writing prospectus we have prepared, including the sections entitled “Risk Factors” incorporated by reference.
Unless the context otherwise requires or indicates, all references to “we,” “us,” “our,” “our company,” the “Trust,” the “Company,” and “Physicians Realty” refer to Physicians Realty Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including Physicians Realty L.P., a Delaware limited partnership, which we refer to as the "Operating Partnership" or our “operating partnership,” which mean, collectively, the Operating Partnership together with its operating subsidiaries.
We and our operating partnership were organized in April 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. We completed our initial public offering, or IPO, in July 2013. We had no business operations prior to completion of the IPO. The Trust's common shares are listed on the NYSE, and it is included in the MSCI US REIT Index.

We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our IPO to approximately $4.5 billion as of September 30, 2019. As of September 30, 2019, our portfolio consisted of 259 properties located in 31 states with approximately 13,873,876 net leasable square feet, which were approximately 96% leased with a weighted average remaining lease term of approximately 7.4 years. As of September 30, 2019, approximately 90% of the net leasable square footage of our portfolio was either on campus with a hospital or other healthcare facility or strategically affiliated with a hospital or other healthcare facility.

The Trust is a Maryland real estate investment trust, and has elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an umbrella partnership REIT structure in which our properties are owned by the Operating Partnership directly or through limited partnerships, limited liability companies or other subsidiaries. The Trust is the sole general partner of the Operating Partnership and, as of September 30, 2019, owned approximately 96.7% of the partnership interests in the Operating Partnership, or the OP Units.

Our corporate offices are located at 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. Our telephone number is (414) 367-5600. Our internet website is www.docreit.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

THE OFFERING
The following summary contains basic information about our common shares and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common shares, please refer to the documents identified in the section “Incorporation by Reference.”

Issuer	Physicians Realty Trust
Common shares offered
Common shares with an aggregate sales price of up to $500,000,000. Our common shares offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us through the Agents, acting as our sales agents, and borrowed common shares that may be offered and sold by the Forward Sellers.

Manner of offering
"At the market offering" that may be made from time to time through the Agents, as sales agents, or by the Forward Sellers, pursuant to sales agreements with us and subject to our instruction as to amount and timing. See "Plan of Distribution (Conflicts of Interest)" on page S-8.

Use of proceeds
We intend to contribute the net proceeds from this offering, including from the settlement of any forward sale agreements pursuant to this prospectus supplement and the accompanying prospectus, to our operating partnership in exchange for OP Units, and our operating partnership intends to use the net proceeds received from us for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding debt, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. Pending these uses, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.
We will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with a forward sale agreement. For additional information, see "Plan of Distribution (Conflicts of Interest)—Sales by Forward Sellers."
In addition, if we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell our common shares borrowed from third parties to hedge such Forward Purchaser's exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed common shares will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either an Agent or an affiliate of an Agent. As a result, an Agent or one of its affiliates will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement. See "Plan of Distribution (Conflicts of Interest)" in this prospectus supplement.

Accounting treatment of any forward sales
In the event that we enter into any forward sale agreements, before the issuance of our common shares, if any, upon settlement of such forward sale agreement, and that such transaction qualifies for equity accounting in accordance with the applicable guidance, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share in accordance with Accounting Standards Codification, or ASC, Topic 260 - Earnings per Share. Under this method, the agreed forward sale price reduction amounts related to dividends set forth in such forward sale agreement will be removed from earnings available to common stockholders (although such shares will not be treated as outstanding shares). Consequently, we anticipate there could be a dilutive effect on our earnings per share prior to settlement of such forward sale agreement because of such agreed forward sale price reductions.

Conflicts of Interest
Certain affiliates of certain Agents are lenders and/or agents under our second amended and restated credit agreement, or the Credit Agreement, and may receive a portion of the proceeds from this offering. See "Plan of Distribution (Conflicts of Interest)."

Risk factors
An investment in our common shares involves a high degree of risk. You should carefully read and consider the risk factors beginning on page S-4 of this prospectus supplement, as well as the risk factors in the accompanying prospectus and incorporated by reference in this prospectus supplement, for a discussion of factors you should consider carefully before investing in our common shares.

NYSE symbol	"DOC"

RISK FACTORS
An investment in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth below as well as in our 2018 Form 10-K and any future filings to be made with the SEC, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus and the risks we have highlighted in other sections of this prospectus supplement. If any of these risks occurs, our business, financial condition, liquidity, tax status and results of operations could be materially and adversely affected. Some statements in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors and those incorporated by reference, constitute forward-looking statements. Please refer to the section captioned “Cautionary Note Regarding Forward-Looking Statements.”
RISKS RELATED TO THIS OFFERING
The market price and trading volume of our common shares may be volatile following this offering and may be affected by a number of factors.
The per share trading price of our common shares may be volatile. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur, and investors in our common shares may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. If the per share trading price of our common shares declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the per share trading price of our common shares will not fluctuate or decline significantly in the future.
Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	increases in interest rates;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the real estate industry;

•	increases in market interest rates that lead purchasers of our shares to require a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus supplement and the accompanying prospectus or incorporated by reference herein;

•	the extent of investor interest in our securities;

•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate based companies;

•	our underlying asset value;

•	investor confidence in the stock and bond markets generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet earnings estimates;

•	failure to meet and maintain REIT qualification;

•	changes in our credit ratings; and

•	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us, including our financial condition, results of operations, cash flow, and per share trading price of our common shares.
We may use a portion of the net proceeds from this offering to make distributions to our shareholders, which would, among other things, reduce our cash available to develop or acquire properties and may reduce the returns on your investment in our common shares.
Prior to the time we have fully invested the net proceeds of this offering, we may fund distributions to our shareholders out of the net proceeds of this offering, which would reduce the amount of cash we have available to acquire properties and may reduce the returns on your investment in our common shares. The use of these net proceeds for distributions to shareholders could adversely affect our financial results. In addition, funding distributions from the net proceeds of this offering may constitute a return of capital to our shareholders, which would have the effect of reducing each shareholder’s tax basis in our common shares.
RISKS RELATED TO FORWARD SALE AGREEMENTS
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain circumstances, the portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:

•
the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant forward sale agreement, and we do not elect to pay an adjustment amount or amend the forward sale agreement accordingly;

•
the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of our common shares equal to the number of our common shares underlying the relevant forward sale agreement or that, with respect to borrowing such number of common shares, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;

•	certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;

•
we declare a dividend or other distribution on our common shares with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;

•	there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant forward sale agreement or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

Any Forward Purchaser's decision to exercise its right to accelerate the settlement of the relevant forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the physical settlement provisions or, if we so elect and the relevant Forward Purchaser so permits our election in its good faith and in its reasonable discretion, net share settlement provisions of the relevant forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on investment and dividends per share in the event that such net share settlement requires issuance and delivery of our common shares.
We expect that any forward sale agreement will be physically settled by delivery of our common shares, unless we elect to cash settle or net share settle the forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of any forward sale agreement, delivery of our common shares in connection with such physical settlement or, to the extent we are obligated to deliver our common shares, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying any forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of our common shares in secondary market transactions over an unwind period necessary to satisfy its or its affiliates' obligation to return the common shares borrowed from third parties in connection with sales of our common shares under this prospectus supplement (adjusted, in the case of net share settlement, by any shares deliverable by us under the applicable forward sale agreement).

In addition, the purchase of our common shares in connection with any Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser would owe us) upon a cash settlement of the applicable forward sale agreement or the number of our common shares we would deliver to such Forward Purchaser (or decreasing the number of our common shares such Forward Purchaser would deliver to us) upon net share settlement of such forward sale agreement.

The forward sale price we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased on certain dates based on amounts related to expected dividends on our common shares during the term of such forward sale agreement. If the specified daily rate is less than the spread under such forward sale agreement on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. If the market value of our common shares during the relevant valuation period under any forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant Forward Purchaser a number of our common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. See "Plan of Distribution (Conflicts of Interest)—Sales By Forward Sellers" for information on the forward sale agreements.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sale of our common shares.
If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any of our common shares not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any of our common shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any of our common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those common shares.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant Forward Purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended, or the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a "securities futures contract," as defined in the Code, by reference to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a "securities futures contract," the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS
Our common shares offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us through the Agents, acting as our sales agents, and borrowed common shares that may be offered and sold by the Forward Sellers. We intend to contribute the net proceeds from any sales of our common shares through the Agents and the net cash proceeds from the settlement of any forward sale agreements to our operating partnership in exchange for OP Units, and our operating partnership intends to use the net proceeds received from us for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding debt, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.
We will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with a forward sale agreement. We currently expect to fully physically settle each particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price, subject to the price adjustment and other provisions of the forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or our common shares (in the case of any net share settlement) to the relevant Forward Purchaser.
Borrowings under our Credit Agreement, which includes an unsecured revolving credit facility and a term loan facility, bear interest on the outstanding principal amount at a rate equal to LIBOR + 0.775% to 1.45% for the revolving credit facility and LIBOR + 0.85% to 1.65% for the term loan facility, in each case, determined based on our credit rating under the Credit Agreement. The revolving credit facility under the Credit Agreement has a maturity date of September 18, 2022. As of September 30, 2019, we had an investment grade rating of Baa3 from Moody's and BBB- from S&P. As such, borrowings under the revolving credit facility under the Credit Agreement accrued interest on the outstanding principal at a rate of LIBOR + 1.10%. The Credit Agreement includes a facility fee equal to 0.25% per annum, which is also determined by our investment grade rating. On July 7, 2016, the Operating Partnership borrowed $250.0 million under the 7-year term loan feature of the Credit Agreement. Pursuant to the credit agreement, borrowings under the term loan feature of the Credit Agreement bear interest on the outstanding principal amount at a rate which is determined by our credit rating, currently equal to LIBOR + 1.25%. We simultaneously entered into a pay-fixed receive-variable rate swap for the full borrowing amount, fixing the LIBOR component of the borrowing rate to 1.07%, for a current all-in fixed rate of 2.32%. Both the borrowing and pay-fixed receive-variable swap have a maturity date of June 10, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our 2018 Form 10-K and 2019 Form 10-Qs, which is incorporated herein by reference. Proceeds from borrowings under our unsecured revolving credit facility and term loan facility contained in the Credit Agreement are used for general corporate purposes, including, without limitation, working capital and investment in real estate.

An affiliate of KeyBanc Capital Markets Inc. is the administrative agent and a lender under our Credit Agreement and an affiliate of each of Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp. and Raymond James & Associates, Inc. is a lender under our Credit Agreement. A portion of the proceeds of this offering may be used to repay amounts outstanding under the Credit Agreement. An affiliate of each of KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp. and Raymond James & Associates, Inc. would receive its pro rata share of any such payments. Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our Credit Agreement, a fee in connection with this offering. See "Plan of Distribution (Conflicts of Interest)."
Pending application of net proceeds of this offering, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of additional material U.S. federal tax considerations with respect to the ownership of our common shares.  This discussion supplements, and where applicable supersedes, the discussion under the heading "Material U.S. Federal Income Tax Considerations" included in the accompanying prospectus, and is intended to be read together with such discussion.  This summary is for general information only and does not constitute tax advice.

Tax Cuts and Jobs Act

The present U.S. federal income tax treatment of real estate investment trusts may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. In particular, on December 22, 2017 the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017.

For instance, the Tax Cuts and Jobs Act reduced the maximum tax rate on ordinary income, including ordinary dividend distributions made by us, applicable to taxpayers taxed at individual rates to 37%.  Further, as a result of the Tax Cuts and Jobs Act, a holder of our shares taxed at individual rates is eligible to claim a tax deduction equal to 20% of the amount of ordinary dividends received by such holder from us. The Tax Cuts and Jobs Act also reduced the highest U.S. federal income tax rate applicable to corporations to 21% and repealed the corporate alternative minimum tax. Additionally, the Tax Cuts and Jobs Act also reduced the percentage of any distribution designated as a capital gain dividend made by us to a non-U.S. shareholder that we must withhold to 21%.

In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminated or restricted various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026.

The Tax Cuts and Jobs Act made numerous large and small changes to the tax rules that do not affect REITs directly but may affect REIT shareholders and may indirectly affect us, including, but not limited to, the changes described above. The real estate investment trust rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to the Treasury Regulations and interpretations thereof. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in a REIT, including an investment in our shares.  Prospective investors are strongly encouraged to consult their independent tax advisors as to the impact of the Tax Cuts and Jobs Act on their contemplated investment in our shares in light of their particular circumstances.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
This prospectus supplement relates to the issuance and sale of our common shares, pursuant to an at-the-market equity program having an aggregate gross sales price of up to $500,000,000 through the Agents and by the Forward Sellers. These sales will be made pursuant to the terms of the sales agreements we entered into with the Agents and the Forward Purchasers on November 7, 2019. The sales, if any, of our common shares made under the sales agreements may be made in transactions that are deemed to be "at-the-market" offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers' transactions on the NYSE, the existing trading market for our common shares, or sales made through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As an agent, none of the Agents and none of the Forward Sellers will engage in any transactions that stabilize the price of our common shares.
The sales agreements contemplates that, in addition to the issuance and sale by us of our common shares through the relevant Agent, we may enter into separate forward sale agreements with each of the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, we expect that the Forward Purchaser or an affiliate will attempt to borrow and sell, through its affiliated Forward Seller, as applicable, our common shares to hedge such Forward Purchaser's exposure under such forward sale agreement, in accordance with the mutually accepted instructions related to such forward sale agreement.
None of the Agents and none of the Forward Sellers are required to sell any specific number or dollar amount of our common shares but, subject to the terms and conditions of the sales agreements, each of the Agents has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell all of our common shares so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as sales agent for the relevant Forward Purchaser). The common shares offered and sold through the Agents, as our sales agents or by the Forward Sellers, pursuant to the sales agreements will be offered and sold through only one Agent or by one Forward Seller on any given trading day.
We will report at least quarterly in our periodic filings or, to the extent required by applicable law and SEC interpretations thereof, a prospectus supplement, the number of common shares sold through the Agents and by the Forward Sellers under the at-the-market program and the net proceeds to us in connection with such sales.
The offering of our common shares pursuant to the sales agreements will terminate upon the earlier of (i) the sale of our common shares subject to the sales agreements (including shares sold by us through the Agents and borrowed shares sold by the Forward Sellers) having an aggregate gross sales price of $500,000,000 and (ii) the termination of the sales agreements by us, the Agents, the Forward Sellers or the Forward Purchasers as permitted therein.
We will pay each Agent a commission equal to up to 2% of the gross proceeds we receive from each sale of common shares sold through such Agent, from time to time, under the applicable sales agreement. Each Forward Seller will receive from us a mutually agreed commission in the form of a reduction to the initial forward sale price under the applicable forward sale agreement that will not exceed, but may be lower than, 2% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares. In addition, we have agreed to reimburse certain expenses of the Agents and Forward Sellers in an amount not to exceed $25,000. There is no arrangement with any Agent or any Forward Seller for funds to be received in any escrow, trust or similar arrangement. We estimate that the total expenses for the offering, excluding compensation payable to the Agents or the Forward Sellers under the terms of the sales agreements, will be approximately $150,000. However, as described below under "—Sales by Forward Sellers," we will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with a forward sale agreement.
In connection with sales of our common shares pursuant to the sales agreements, each of the Agents and the Forward Sellers may be deemed to be an "underwriter" within the meaning of the Securities Act, and their compensation may be deemed to be underwriting compensation under the rules of the SEC. We have agreed to provide indemnification and contribution to the Agents and the Forward Sellers against certain civil liabilities, including liabilities under the Securities Act.
Sales through Agents as Sales Agents
We will designate the maximum amount of our common shares to be sold through the Agents as agents on a daily basis or otherwise as we and the Agents agree. Subject to the terms and conditions of the sales agreements, each Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated common shares. We may instruct the Agents not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or any applicable Agent may suspend the offering of shares of our common shares through such Agent pursuant to the sales agreement by notifying the other party thereto.
Each Agent will provide written confirmation to us as soon as is reasonably practicable following the close of the trading day on the NYSE each day on which our common shares are sold through it under the sales agreement. Each confirmation will include the number of our common shares sold on that day, the sales prices of the shares sold and the compensation payable by us to the Agent in connection with such sales.
We will pay each Agent a commission equal to up to 2% of the gross proceeds from each sale of our common shares sold through such Agent under the applicable sales agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the our common shares.
Settlement for sales of our common shares will occur on the second business day following the date on which any sales were made, unless some other date is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales By Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell our common shares borrowed from third parties to hedge such Forward Purchaser's exposure under such forward sale agreement, in accordance with the mutually accepted instructions related to such forward sale agreement.
No Forward Purchaser is obligated to enter into a forward sale agreement with us unless it and its affiliated Forward Seller agree to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the sales agreement. Such instructions will specify the target number and maximum aggregate offering price of our common shares to be sold by such Forward Seller and will also specify that such Forward Seller shall not sell such common shares if the sales cannot be effected at or above a price designated by us. We, the applicable Forward Seller or the applicable Forward Purchaser may at any time immediately suspend the offering of our common shares by such Forward Seller upon proper notice to the other parties and subject to other conditions.
In connection with any forward sale agreement, the relevant Forward Seller will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell a number of our common shares borrowed from third parties equal to the number of common shares underlying the particular forward sale agreement. We will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with a forward sale agreement.
Each Forward Seller will receive from us a mutually agreed commission in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares. We sometimes refer to this commission as the "forward selling commission."
We expect that settlement between a Forward Purchaser and the relevant Forward Seller for sales of borrowed common shares, as well as settlement between such Forward Seller and purchasers of such shares in the market, will occur on the second business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) following the respective dates on which any such sales are made, or such other date as may be agreed upon by the relevant parties. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of a Forward Seller under the sales agreements are subject to a number of conditions, which it may waive in its sole discretion.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle all or any portion of any forward sale agreement by delivering our common shares, we will receive aggregate cash proceeds from the relevant Forward Purchaser equal to the product of (1) the then-applicable forward sale price per share under such forward sale agreement and (2) the number of our common shares as to which we have elected or are deemed to have elected to physically settle, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the volume weighted average price per share at which the borrowed common shares were sold pursuant to the sales agreement by the relevant Forward Seller during the applicable forward hedge selling period for such shares to hedge the relevant Forward Purchaser's exposure under such forward sale agreement. Thereafter, each forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased based on specified amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. We will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with a forward sale agreement.
In the event that we enter into any forward sale agreements, before the issuance of our common shares, if any, upon settlement of such forward sale agreement, and that such transaction qualifies for equity accounting in accordance with the applicable guidance, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share in accordance with ASC Topic 260 - Earnings per Share. Under this method, the agreed forward sale price reduction amounts related to dividends set forth in such forward sale agreement will be removed from earnings available to common stockholders (although such shares will not be treated as outstanding shares). Consequently, we anticipate there could be a dilutive effect on our earnings per share prior to settlement of such forward sale agreement because of such agreed forward sale price reductions.
Except under the circumstances described below and set forth in any forward sale agreement, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering our common shares in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of our common shares underlying any forward sale agreement.
In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average of the prices at which the Forward Purchaser or its affiliate purchases our common shares during the valuation period in connection with unwinding its hedge position under the applicable forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of our common shares underlying the relevant forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount or deliver to us a number of our common shares having a value equal to the absolute value of such amount. If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount or deliver to such Forward Purchaser a number of our common shares having a value equal to such amount. In connection with any cash settlement or net share settlement, we would expect the relevant Forward Purchaser or its affiliate to purchase our common shares in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliates', hedge position in respect of the applicable forward sale agreement (adjusted, in the case of net share settlement, by any shares deliverable by us under the relevant forward sale agreement). The purchase of our common shares in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over time (or reduce or prevent a decrease over time), thereby increasing the amount of cash we owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser owes us) upon cash settlement or increasing the number of our common shares we are obligated to deliver to such Forward Purchaser (or decreasing the number of our common shares such Forward Purchaser is obligated to deliver to us) upon net share settlement. Any such change could be significant and could result in our receipt of a significant amount of cash or number of our common shares from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of our common shares to such Forward Purchaser. See "Risk Factors—Risks Related to Forward Sale Agreements."
Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain circumstances, the portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:

•
the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant forward sale agreement, and we do not elect to pay an adjustment amount or amend the forward sale agreement accordingly;

•
the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of our common shares equal to the number of our common shares underlying the relevant forward sale agreement or that, with respect to borrowing such number of common shares, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;

•	certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;

•
we declare a dividend or distribution on our common shares with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;

•	there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant forward sale agreement or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

Any Forward Purchaser's decision to exercise its right to accelerate the settlement of the relevant forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the physical settlement provisions or, if we so elect and the relevant Forward Purchaser so permits our election in its good faith and in its reasonable discretion, net share settlement provisions of the relevant forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on investment and dividends per share in the event that such net share settlement requires issuance and delivery of our common shares. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or the Forward Purchaser, any forward sale agreement will terminate without further liability of any party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any of our common shares and we would not receive any proceeds pursuant to any forward sale agreement. See "Risk Factors—Risks Related to Forward Sale Agreements."
Conflicts of Interest
The Agents and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Agents and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other commercial dealings in the ordinary course of business with us, for which they have received and may continue to receive customary fees and commissions. An affiliate of KeyBanc Capital Markets Inc. is the administrative agent and a lender under our Credit Agreement, and an affiliate of each of Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., and Raymond James & Associates, Inc. is a lender under our Credit Agreement. A portion of the proceeds of this offering may be used to repay amounts outstanding under the Credit Agreement. An affiliate of each of KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., and Raymond James & Associates, Inc. would receive its pro rata share of any such payments. Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our Credit Agreement, a fee in connection with this offering. Thus, KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp. and Raymond James & Associates and/or their respective affiliates may receive 5% or more of the proceeds from this offering. No Agent has a “conflict of interest” (as such term is defined under FINRA Rule 5121) with respect to its participation in this offering because we are a ”real estate investment trust” as such term is defined in Section 856 of the Code. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121.
All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Baker & McKenzie LLP and Baker & McKenzie LLP has opined as to certain income tax matters relating to an investment in our common shares. Certain legal matters will be passed upon for the Agents by Jones Day. Certain legal matters will be passed upon for the Forward Sellers and the Forward Purchasers by Sidley Austin LLP. Venable LLP will pass upon the validity of the common shares sold in this offering and certain other matters of Maryland law.
EXPERTS
The consolidated financial statements and schedule of the Trust and the Operating Partnership appearing in the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of the Trust's internal controls over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The statement of revenues and certain direct operating expenses of the Baylor Charles A. Sammons Cancer Center for the year ended December 31, 2016 appearing in the Trust's and the Operating Partnership's Current Report on Form 8-K/A, filed with the SEC on September 8, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, including therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting, proxy, and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are also available to you on the SEC’s web site at www.sec.gov. The Company’s outstanding common shares are listed on the NYSE under the symbol “DOC” and all such periodic reports, proxy statements and other information we file with the SEC may also be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed with the SEC an automatic shelf registration statement on Form S-3ASR, including exhibits, schedules and amendments thereto, of which this prospectus supplement and the accompanying prospectus is a part, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement and the accompanying prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement are available to you on the SEC’s website, www.sec.gov.

We maintain a website at www.docreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute part of this prospectus supplement or any other report or documents we file with or furnish to the SEC.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a current report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus supplement from their respective filing dates:

•	The Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

•	The Trust's and the Operating Partnership's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 2, 2019;

•	The Trust's and the Operating Partnership's combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019;

•	The Trust's and the Operating Partnership's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 6, 2019;

•	The Trust's and the Operating Partnership's combined Current Reports on Form 8-K, filed with the SEC on May 2, 2019 and November 7, 2019;

•	The Trust's and the Operating Partnership's combined Current Report on Form 8-K/A, filed with the SEC on September 8, 2017;

•
The portions of the Trust’s Definitive Proxy Statement, filed with the SEC on March 18, 2019, incorporated by reference by the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

•
The description of the Trust’s common shares contained in the Trust's registration statement on Form 8-A filed with the SEC on July 17, 2013, including any amendments and reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following address:

Investor Relations
Physicians Realty Trust
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: (414) 367-5600

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any prospectus supplement. We and the selling shareholders have not authorized anyone to provide you with different information. We and the selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

 PROSPECTUS

PHYSICIANS REALTY TRUST
Common Shares
Preferred Shares
Debt Securities
Guarantees of Debt Securities of Physicians Realty L.P.
Depositary Shares
Warrants
Units

PHYSICIANS REALTY L.P.
Debt Securities

Physicians Realty Trust may offer and sell, from time to time, in one or more offerings, common shares of beneficial interest, par value $0.01 per share, preferred shares of beneficial interest, par value $0.01 per share, debt securities, guarantees of debt securities, depositary shares, warrants and units consisting of two or more of these classes or series of securities.
Physicians Realty L.P. may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Physicians Realty L.P. may be fully and unconditionally guaranteed by Physicians Realty Trust, as described in this prospectus or a prospectus supplement.
The securities described in this prospectus may be sold in one or more offerings in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. Selling securityholders may also sell these securities, from time to time, on terms described in the applicable prospectus supplement.
This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.
Physician Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “DOC.” On February 23, 2017, the last reported sales price for Physician Realty Trust’s common shares was $19.91 per share. We do not expect any of the other securities offered hereby to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 24, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may offer and sell the securities described in this prospectus in one or more offerings, and selling securityholders may offer such securities owned by them. The exhibits to our registration statement and documents incorporated by reference contain the full text of important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we or any selling securityholders may offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”
This prospectus provides you with a general description of our securities that may be offered by us and/or selling securityholders. Each time our securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also modify or supersede information contained in this prospectus. If this prospectus is inconsistent with any prospectus supplement, you should rely on the prospectus supplement.
In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities, or other information.
This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.
You should rely on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, any applicable free writing prospectus, and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, operating results, financial condition, capital resources, and prospects may have changed since that date.

ABOUT THE REGISTRANTS

Physicians Realty Trust, a Maryland real estate investment trust (the “Trust”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), were organized in April 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” the “Company,” and “Physicians Realty” refer to the Trust, together with its consolidated subsidiaries, including the Operating Partnership, and references to the “Operating Partnership” mean collectively the Operating Partnership together with its consolidated subsidiaries. We completed our initial public offering (“IPO”) in July 2013. We had no business operations prior to completion of the IPO. The Trust’s common shares are listed on the New York Stock Exchange (the “NYSE”) and it is included in the MSCI US REIT Index.

We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our IPO to approximately $2.9 billion as of December 31, 2016. As of December 31, 2016, our portfolio consisted of 246 properties located in 29 states with approximately 10,883,601 net leasable square feet, which were approximately 96.1% leased with a weighted average remaining lease term of approximately 8.5 years. Approximately 78.4% of the net leasable square footage of our portfolio was either affiliated with a healthcare delivery system or located within approximately 1/4 mile of a hospital campus.

We receive a cash rental stream from healthcare providers under our leases. Approximately 87.5% of the annualized base rent payments from our properties as of December 31, 2016 are from triple net leases, pursuant to which the tenants are responsible for all operating expenses relating to the property, including but not limited to real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. This structure helps insulate us from increases in certain operating expenses and provides relatively predictable cash flow. We seek to structure our triple net leases to generate attractive returns on a long-term basis. Our leases typically have initial terms of five to 15 years and include annual rent escalators of approximately 1.5% to 3.0%. Our operating results depend significantly upon the ability of our tenants to make required rental payments. We believe that our portfolio of medical office buildings and other healthcare facilities will enable us to generate stable cash flows over time because of the diversity of our tenants, staggered lease expiration schedule, long-term leases, and low historical occurrence of tenants defaulting under their leases. As of December 31, 2016, leases representing a percentage of our portfolio on the basis of leasable square feet will expire as follows:

Year (1)	Portfolio Lease Expirations
MTM (2)	0.8%
2017	3.7%
2018	4.5%
2019	4.5%
2020	3.8%
2021	5.1%
2022	3.9%
2023	4.4%
2024	7.2%
2025	7.8%
2026	27.7%
Thereafter	22.7%
Total	96.1%

(1)	“MTM” means month-to-month.

(2)	Includes 3 leases that expired on December 31, 2016, representing 0.1% of our leasable square feet.

We invest in real estate that is integral to providing high quality healthcare services. Our properties are typically located on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare system. We believe the impact of government programs and continuing trends in the healthcare industry create attractive opportunities for us to invest in healthcare-related real estate. Our management team has significant public healthcare REIT experience and has long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment and growth opportunities. Our principal investments include medical office buildings, outpatient treatment facilities, and other real estate integral to health care providers. We seek to invest in stabilized medical facility assets with initial cash yields of 6.0% to 9.0%.

The Trust is a Maryland real estate investment trust (“REIT”) and has elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an umbrella partnership REIT structure in which our properties are owned by the Operating Partnership directly or through limited partnerships, limited liability companies or other subsidiaries. The Trust is the sole general partner of the Operating Partnership and, as of December 31, 2016, owned approximately 97.5% of the partnership interests in the Operating Partnership (“OP Units”).

Our corporate offices are located at 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. Our telephone number is (414) 367-5600. Our internet website is www.docreit.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in the securities offered by this prospectus, you should carefully consider the risk factors incorporated by reference from our and the Operating Partnership’s combined Annual Reports on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), as well as the risks, uncertainties, and additional information (i) set forth in our and the Operating Partnership’s SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we or the Operating Partnership file with the SEC after the date of this prospectus (and prior to the termination of the offering of securities under this prospectus), and which are incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. The occurrence of any of such risks might cause you to lose all or part of your investment. Such risks represent those risks and uncertainties that we believe are material to our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our securities.

Some statements in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and in the documents incorporated by reference herein that are forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts may be forward-looking statements. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and, thus, you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic conditions;

•	adverse economic or real estate developments, either nationally or in the markets where our properties are located;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness, or our ability to pay down or refinance our indebtedness;

•	fluctuations in interest rates and increased operating costs;

•	the availability, terms and deployment of indebtedness and equity capital, including our unsecured revolving credit facility;

•	the ability of the Trust to make distributions on its common shares;

•	general volatility of the market price of the Trust’s common shares;

•	our increased vulnerability economically due to the concentration of our investments in healthcare properties;

•	our geographic concentration in Texas causes us to be particularly exposed to downturns in the Texas economy or other changes in Texas market conditions;

•	changes in our business or strategy;

•	our dependence upon key personnel whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the degree and nature of our competition;

•	changes in governmental regulations, tax rates and similar matters;

•	defaults on or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying healthcare properties to acquire and completing acquisitions;

•	competition for investment opportunities;

•	any adverse effects to Catholic Health Initiatives’ (“CHI”) business, financial position or results of operations that impact the ability of affiliates of CHI to pay us rent;

•	the impact of our investment in joint ventures;

•	the financial condition and liquidity of, or disputes with, any joint venture and development partners with whom we may make co-investments in the future;

•	cybersecurity incidents could disrupt our business and result in the compromise of confidential information;

•	our ability to operate as a public company;

•	changes in accounting principles generally accepted in the United States;

•	lack of or insufficient amounts of insurance;

•	other factors affecting the real estate industry generally;

•	the Trust’s failure to maintain its qualification as a REIT for U.S. federal income tax purposes;

•	limitations imposed on our business and our ability to satisfy complex rules in order for the Trust to qualify as a REIT for U.S. federal income tax purposes;

•	changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

•	factors that may materially adversely affect us, or the trading price of the securities, including:

o	higher market interest rates;

o	the number of the Trust’s common shares available for future issuance or sale;

o	our issuance of equity securities or the perception that such issuance might occur;

o	future issuances of indebtedness;

o	failure of securities analysts to publish research or reports about us or our industry; and

o	securities analysts’ downgrade of our indebtedness or the healthcare-related real estate sector.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, including the 2016 Form 10-K.

RATIO OF EARNINGS TO FIXED CHARGES FOR PHYSICIANS REALTY TRUST

The ratio of earnings to fixed charges for the Trust and its Predecessor for each of the periods indicated below is as follows:

	Years Ended December 31,
	2016		2015	2014	2013	Predecessor 2012
Ratio of Earnings to Fixed Charges	2.28x	x	2.14x	—	—	—

For these purposes, “earnings” consist of net income (loss) plus fixed charges. Net income (loss) is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs. Net income (loss) in 2016, 2015, 2014, 2013 and 2012 (Predecessor) also includes one-time transactional costs relating to acquisitions, amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Interest income is not included in this computation.
The computation of ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges on the basis of our historical financial statements by approximately $4.5 million, $2.6 million and $2.9 million for the years ended December 31, 2014, 2013 and 2012 (Predecessor), respectively.
As of the date of this prospectus, the Trust has no preferred shares outstanding. Consequently, its ratio of earnings to combined fixed charges and preferred stock dividends and ratio of earnings to fixed charges would be identical.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS FOR PHYSICIANS REALTY L.P.

The ratio of earnings to combined fixed charges and preferred unit distributions for the Operating Partnership and its Predecessor for each of the periods indicated below is as follows:

	Years Ended December 31,
	2016		2015	2014	2013	Predecessor 2012
Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions	2.19x	x	2.03x	—	—	—
For these purposes, “earnings” consist of net income (loss) plus fixed charges. Net income (loss) is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs. Net income (loss) in 2016, 2015, 2014, 2013, and 2012 (Predecessor) also includes one-time transactional costs relating to acquisitions amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. Interest income is not included in this computation.
The computation of ratio of combined earnings to fixed charges and preferred unit distributions indicates that earnings were inadequate to cover fixed charges and preferred unit distributions on the basis of our historical financial statements by approximately $4.5 million, $2.6 million and $2.9 million for the years ended December 31, 2014, 2013 and 2012 (Predecessor), respectively.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement or free writing prospectus, we expect to contribute the net proceeds from the sale of the securities to the Operating Partnership for OP Units, and we expect the Operating Partnership to use the net proceeds received from us or from any issuance by it of debt securities for general corporate and working capital purposes, including the repayment of outstanding indebtedness and/or to fund possible future acquisitions and development activities.
Pending application of the net proceeds from the sale of the securities, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations.

Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds of sales by selling securityholders, if any.

SECURITIES THAT MAY BE OFFERED

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we or any selling securityholders may offer and sell. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF PHYSICIANS REALTY TRUST COMMON SHARES

The following description of our common shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common shares and preferred shares that may be offered under this prospectus. The following description of our shares of beneficial interest is not a complete description of the Maryland REIT Law (the “MRL”) or of the Maryland General Corporation Law (the “MGCL”) provisions applicable to a Maryland real estate investment trust, and does not purport to be complete and is subject to, and qualified in its entirety by, our declaration of trust and our Bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common shares and preferred shares may also be affected by Maryland law. The terms “we,” “us” and “our” as such terms are used in the following description of common shares and preferred shares refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares of beneficial interest, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series that we have the authority to issue without shareholder approval. As of February 17, 2017, 135,999,067 common shares were issued and outstanding. No preferred shares are issued and outstanding.

Under Maryland law, shareholders are not personally liable for the obligations of a Maryland REIT solely as a result of their status as shareholders.

Common Shares

All of the common shares that may be issued in connection with an offering will, upon issuance, be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Preferred Shares

Preferred shares may be issued from time to time, in one or more classes or series, as authorized by our board of trustees. Prior to the issuance of any preferred shares, our board of trustees is required by Maryland law and by our declaration of trust to designate the class or series of preferred shares to distinguish it from all other classes and series of shares, specify the number of shares to be included in the class or series, and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series and cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland.

If we offer preferred shares, the accompanying prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any additional restrictions on ownership and transfer;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•
any rights to convert the preferred shares into other securities or rights, including a description of the securities or rights into which such preferred shares are convertible or exchangeable (which may include other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	whether interests in the preferred shares will be represented by depositary shares as more fully described below under “Description of Physicians Realty Trust Depositary Shares”;

•	the place or places where dividends and other payments with respect to the preferred shares will be payable; and

•
any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

As described under “Description of Physicians Realty Trust Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

Because our board of trustees believes it is at present essential for us to qualify as a REIT, among other purposes, our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest, which we refer to as the ownership limit. Our board of trustees has granted, and may in the future grant, an exemption to the 9.8% share ownership limit. However, our board of trustees may not grant an exemption from this restriction to any proposed transferee whose ownership in excess of 9.8% of the number or value of our outstanding shares would result in our failing to qualify as a REIT.

Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (“TRS”)) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any operators that manage “qualified healthcare properties” for a TRS failing to qualify as “eligible independent contractors” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust (as described below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on ownership and transfer is no longer required for us to qualify as a REIT.

Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from the restrictions described in the paragraph above (other than the restriction described in clause (iv) of the preceding paragraph) and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT. Our board of trustees may from time to time increase or decrease the ownership limit for one or more persons, but any decreased ownership limit will not be effective for any person whose percentage ownership of our shares is in excess of the decreased ownership limit until the person’s percentage ownership of our shares equals or falls below the decreased ownership limit (although any acquisition of our shares in excess of the decreased ownership limit will be in violation of the decreased ownership limit). Our board of trustees may not increase the ownership limit if the increase, taking into account any expected holder limits, would allow five or fewer individuals (including certain entities) to beneficially own more than 49.9% in value of our outstanding shares.

Any attempted transfer of our shares of beneficial interest which, if effective, would result in a violation of any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to one or more charitable trusts for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above restrictions on ownership and transfer. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price of the shares on the day of the event causing the shares to be held in trust) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee and pay such amount instead to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee must be paid to the charitable beneficiary.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restrictions described above, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

All certificated shares will bear a legend referring to the restrictions described above (or a declaration that we will furnish a full statement about certain restrictions on transfer to a shareholder on request and without charge).

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Listing

Our common shares are listed on the NYSE under the symbol “DOC.” On February 23, 2017, the last reported sales price for our common shares was $19.91 per share. As of February 17, 2017, the number of shareholders of record of our common shares was 218.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities of the Trust and the debt securities of the Operating Partnership that we may offer under this prospectus. For purposes hereof, references to the issuer means the Trust or the Operating Partnership, as applicable. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The Trust will issue senior or subordinated notes under an indenture among the Trust, the guarantor(s) named therein, if any, and U.S. Bank National Association, which will act as trustee, unless we specify otherwise in the applicable prospectus supplement. The Operating Partnership will issue senior or subordinated notes under an indenture among the Operating Partnership, the guarantor(s) named therein and U.S. Bank National Association, which will act as trustee, unless we specify otherwise in the applicable prospectus supplement. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the indenture under which the Trust is the issuer and the indenture under which the Operating Partnership is the issuer.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to such debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the indentures are identical.
General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the issuer;
•	the title;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not the issuer will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;
•
whether and under what circumstances, if any, the issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether the issuer can redeem the debt securities if the issuer has to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	the issuer’s right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which the issuer may, at its option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;
•
the date, if any, on which, and the price at which the issuer is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;
•	whether the indenture will restrict the ability of the issuer, the guarantor(s), if any, and/or their respective subsidiaries to:
o incur additional indebtedness;
o issue additional securities;
o create liens;
o pay dividends and make distributions in respect of capital stock;
o redeem capital stock;
o place restrictions on subsidiaries’ ability to pay dividends, make distributions or transfer assets;
o make investments or other restricted payments;
o sell or otherwise dispose of assets;
o enter into sale-leaseback transactions;
o engage in transactions with shareholders and affiliates;
o issue or sell stock of subsidiaries; or
o effect a consolidation or merger;
•	whether the indenture will require the issuer to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which the issuer will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
If applicable, we will set forth in the corresponding prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for securities of the issuer or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option. If applicable, we may include provisions pursuant to which the number of the issuer’s securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of the issuer’s merger or consolidation with another entity.
Consolidation, Merger or Sale
The indentures will permit the issuer upon satisfaction of certain conditions to merge, consolidate or amalgamate, or sell, transfer or lease its properties and assets as, or substantially as, an entirety. However, any successor of the issuer or acquirer of such assets must assume all of the issuer’s obligations under the indentures and the debt securities.
If the debt securities are convertible into other securities, the person with whom the issuer consolidates or merges or to whom the issuer sells all of its property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition thereof under applicable law. Case law interpreting such phrases relies upon the facts and circumstances of each particular case. Consequently, to determine whether such an event has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. The Trust’s governing documents contain restrictions on ownership and transfers of its shares that are designed to preserve its status as a REIT and to otherwise address concerns about concentration of ownership of its shares, and, therefore, it may prevent or hinder a change of control. See “Description of Physicians Realty Trust Common Shares and Preferred Shares—Restrictions on Ownership and Transfer.”
Events of Default Under the Indentures
Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities:

•	an issuer’s failure to pay interest on any debt security of such series within 90 days of when such amount becomes due and payable;
•
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise; provided, however, that a valid extension of the maturity in accordance with the terms of the indenture will not constitute a default in the payment of principal;

•
an issuer’s failure to comply with any of its covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clauses) and the issuer's failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below;

•	if specified events of bankruptcy, insolvency or reorganization occur; and
•	any other event of default described as may be specified in the applicable prospectus supplement.
A default under the third bulletpoint above with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify the issuer of the default and the issuer does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."
If an event of default with respect to a particular series of debt securities (other than an event of default specified in the second to last bulletpoint) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to the issuer in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to, but not including, the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to the issuer or any guarantor with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnification satisfactory to it in its sole discretion. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The issuer will periodically deliver certificates of an officer to the trustee certifying whether or not the officer has knowledge of default under the applicable indenture and, if so, specifying each default and the nature and status thereof.
Modification of Indenture; Waiver and Meetings
The issuer, any guarantor and the trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to evidence a successor to the issuer as obligor or to a guarantor as guarantor under the applicable indenture;
•
to add to the covenants of the issuer or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the issuer or the guarantor in the applicable indenture or in the debt securities;

•	to add events of default for the benefit of the holders of the debt securities;
•
to amend or supplement any provisions of the applicable indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding;

•	to secure the debt securities;
•	to provide for the acceptance of appointment of a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;
•	to provide for rights of holders of the debt securities if any consolidation, merger or sale of all or substantially all of property or assets of the issuer and a guarantor occurs;
•
to cure any ambiguity, defect or inconsistency in the applicable indenture; provided, that this action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture;
•
to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the debt securities; provided, that the action shall not adversely affect the interests of the holders of the debt securities in any material respect; or

•
to conform the text of the applicable indenture, any guarantee or the debt securities to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or the debt securities.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by the issuer and the trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no modification or amendment may, without the consent of the holder of each debt series of debt securities affected thereby:

•
change the stated maturity of the principal of or any installment of interest on the debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the debt securities, or adversely affect any right of repayment of the holder of the debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any of series of debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•
reduce the percentage in principal amount of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and their consequences provided in the applicable indenture, or to reduce the requirements of quorum or change voting requirements set forth in the applicable indenture;

•
modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the issuer or any guarantor in respect of the due and punctual payments of principal and interest; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Defeasance

An issuer may, at its option and at any time, elect to have its obligations and the obligations of any guarantor discharged with respect to the outstanding debt securities and guarantees (“Legal Defeasance”). Legal Defeasance means that the issuer and any guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities and guarantees, and to have satisfied all other obligations under such debt securities, such guarantees and such indenture, except as to:

•
the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust funds referred to below;

•
the issuer’s and any guarantor’s obligations with respect to such debt securities including exchange and registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities, issuing temporary debt securities, cancellation of debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the trustee, and the issuer’s and any guarantor’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the indenture.
In addition, an issuer may, at its option and at any time, elect to have its obligations and the obligations of any guarantor released with respect to certain covenants under the applicable indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a default or an event of default. In the event Covenant Defeasance occurs, certain events of default will no longer apply. Except as specified herein, however, the remainder of such indenture and such debt securities and guarantees will be unaffected by the occurrence of a Covenant Defeasance, and the debt securities will continue to be deemed “outstanding” for all other purposes under such indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•
the issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding debt securities on the stated date for payment thereof or on the redemption date of the debt securities, as the case may be, and the issuer must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, the issuer must deliver to the trustee an opinion of counsel confirming that:

o	the issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

o	since the date of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•
in the case of Covenant Defeasance, the issuer must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•
no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the issuer or any guarantor is a party or by which the issuer or any guarantor is bound;

•
the issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the issuer with the intent of preferring the holders of the debt securities over the issuer’s other creditors with the intent of defeating, hindering, delaying or defrauding any of the issuer’s creditors or others; and

•
the issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
When (i) the issuer delivers to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and the issuer irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case the issuer pays all other sums related to the debt securities of such series payable under the indenture by it, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on the issuer’s demand accompanied by an officer's certificate and an opinion of counsel.

Form, Exchange and Transfer
The issuer will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures will provide that the issuer may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the issuer or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the issuer for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the issuer will not impose a service charge for any registration of transfer or exchange, but the issuer may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.
We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that the issuer initially designates for any debt securities. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the issuer elects to redeem the debt securities of any series, it will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing (or electronic transmission) of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing or delivery; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Guarantees
If the applicable prospectus supplement relating to a series of debt securities of the Operating Partnership provides that such debt securities will have the benefit of a guarantee by the Trust, then such debt securities will be fully and unconditionally guaranteed by the Trust. If the applicable prospectus supplement relating to a series of debt securities of the Trust provides that such debt securities will have the benefit of a guarantee by the Operating Partnership or any other subsidiary of the Trust, then such debt securities will be fully and unconditionally guaranteed by the Operating Partnership and any other such subsidiaries, as applicable.
In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors if there are multiple guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture or the base indenture itself, if applicable, will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell, transfer or lease its properties and assets as, or substantially as, an entirety, or consolidate or amalgamate with, or merge into, another person, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation, amalgamation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, the issuer will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
The issuer will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by the issuer, except that, unless we otherwise indicate in the applicable prospectus supplement, the issuer may make certain payments by check which the issuer will mail to the holder or by wire transfer to certain holders. Unless the issuer otherwise indicates in a prospectus supplement, the issuer will designate an office or agency of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that the issuer initially designates for the debt securities of a particular series. The issuer will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money the issuer pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the issuer, and the holder of the debt security thereafter may look only to the issuer for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of the issuer’s other indebtedness to the extent described in a prospectus supplement. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
DESCRIPTION OF PHYSICIANS REALTY TRUST DEPOSITARY SHARES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred shares represented by depositary shares that we may offer under this prospectus and the related deposit agreements, depositary shares and receipts representing depositary shares. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific deposit agreements, depositary shares and receipts representing depositary shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of depositary shares refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
General
We may, at our option, elect to offer fractional interests in preferred shares, rather than preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
Dividends and Other Distributions
A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole shares of your series of preferred shares and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Underlying Preferred Shares
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder’s depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred shares. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred shares in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred shares represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares or preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into other securities or rights. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market, if any, on which we shall have listed the applicable underlying series of preferred shares for trading or as otherwise provided in our organizational documents) must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares have been redeemed;

•
there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•	each related share of preferred shares shall have been converted or exchanged into securities not represented by depositary shares.
Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of a Depositary
A depositary may resign at any time by providing us notice of its election to resign. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company that has its principal office in the United States and a combined capital and surplus of at least $50 million.
Miscellaneous
A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares, including, without limitation, proxy solicitation materials. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither we nor any depositary will be liable if either party is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.
Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF PHYSICIANS REALTY TRUST WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
We may issue warrants for the purchase of common shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities.
 We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
 We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF PHYSICIANS REALTY TRUST UNITS

We may issue units comprised of common shares, preferred shares, debt securities, depositary shares and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus. The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Physicians Realty Trust Common and Preferred Shares,” “Description of Debt Securities and Guarantees,” “Description of Physician Realty Trust Depositary

Shares” and “Description of Physician Realty Trust Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
DECLARATION OF TRUST AND BYLAWS

Although the following summary describes certain provisions of Maryland law and of our declaration of trust and bylaws, it is not a complete description of Maryland law and our declaration of trust and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” The terms “we,” “us” and “our” as such terms are used in the following description of warrants refer to Physicians Realty Trust, and not any of its subsidiaries, unless the context requires otherwise.
Number of Trustees; Vacancies
Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased by our board of trustees but may not be less than the minimum number required by the MRL, if any, nor more than 15. Pursuant to our declaration of trust, we have also elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares of beneficial interest, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.
Each of our trustees will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualified. A majority of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee; provided, however, that trustees shall be elected by a plurality of all the votes cast at any annual meeting for which the number of nominees exceeds the number of trustees to be elected. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.
Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (i) removing incumbent trustees except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain “business combinations,” including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” or, generally, any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest in the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest in the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an

“interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust’s board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees, including a majority of trustees who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel a board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless our declaration of trust or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•
a requirement that a vacancy on the board be filled only by the remaining trustees and, if the board is classified, for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a shareholder-requested special meeting of shareholders.
Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships, (3) require that a vacancy on the board be filled only by the remaining trustees and (4) require, unless called by our chairman, chief executive officer, president or a majority of the board of trustees, the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.
Meetings of Shareholders
Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our board of trustees. A special meeting of our shareholders to act on any matter that may properly be brought before a meeting of our shareholders will also be called by our secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting shareholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.
Mergers; Extraordinary Transactions
Under the MRL, a Maryland real estate investment trust generally cannot merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these mergers and conversions must be advised by our board of trustees and approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets,merge with or convert into another entity without the approval of our shareholders.
Amendment to Our Declaration of Trust and Bylaws
Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.
Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.
Our board of trustees is vested with the power to adopt, alter or repeal any provision of our bylaws and to adopt new bylaws. In addition, our shareholders may alter or repeal any provision of our bylaws and adopt new bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.
Our Termination
Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of other business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting, or if the date of the meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, or with respect to the first annual meeting after this offering, not more than 150 days before the date of such meeting and not less than the later of 120 days before the date of such meeting or 10 days after the date on which we first publicly announce the date of such meeting.
With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only by or at the direction of our board of trustees or provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder who has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and the filling of trustee vacancies and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.
Indemnification and Limitation of Trustees’ and Officers’ Liability
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision that eliminates our trustees’ and officers’ liability to the maximum extent permitted by Maryland law.
Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the trust if it is ultimately determined that the standard of conduct was not met.
Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former trustee or officer or any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee, or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our executive officers and trustees whereby we agree to indemnify such executive officers and trustees to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or trustee to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or trustee.
REIT Qualification
Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the purchase, ownership and disposition of our common shares. Baker & McKenzie LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	persons who receive our common shares through the exercise of employee shares options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common shares through a partnership or similar pass-through entity.

This summary assumes that shareholders hold our shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company
We were organized on April 9, 2013 as a Maryland real estate investment trust. We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.
In connection with the filing of this prospectus, Baker & McKenzie LLP will render an opinion that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, and that our organization and current and proposed method of operations will enable us to continue to qualify for taxation as a REIT for our taxable year ending December 31, 2017 and thereafter. Investors should be aware that Baker & McKenzie LLP’s opinion will be based upon various customary assumptions relating to our organization and operation, will be conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the conduct of our business operations. Baker & McKenzie LLP’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Baker & McKenzie LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of shares of our beneficial interest, and the percentage of our earnings that we distribute. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Baker & McKenzie LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a non-REIT corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•
We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

◦	net income from the sale or other disposition of property acquired through foreclosure (“Foreclosure Property”) that we hold primarily for sale to customers in the ordinary course of business, and

◦	other non-qualifying income from Foreclosure Property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than Foreclosure Property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

◦	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

◦	a fraction intended to reflect our profitability.

•
If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on income attributable to a transaction between us and a “taxable REIT subsidiary,” which we refer to as a TRS, that is not conducted on an arm’s-length basis.

•
If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
If we acquire any asset from an entity treated as a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular corporate rate (currently 35%) if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

◦	the amount of gain that we recognize at the time of the sale or disposition, and

◦	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “―Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are treated as C corporations, including any TRS we may form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS we may form in the future will be subject to federal, state and local corporate income tax on its taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.
We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and we do not know, or would not have reason to know after exercising reasonable diligence that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our declaration of trust provides restrictions regarding the transfer and ownership of shares of beneficial interest. See “Description of Shares-Restrictions on Ownership and Transfer.” We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the shares of which are owned by the REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership, and, for purposes of the gross income tests (see “—Gross Income Tests”) we will be deemed to be entitled to the income of the partnership attributable to such share. For all of the other asset tests, our proportionate share will be based on our capital interest in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of the Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries
A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the shares issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, for taxable years of a REIT beginning on or before December 31, 2017, no more than 25% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs, and for taxable years of a REIT beginning after December 31, 2017, no more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs.
A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on income of a parent REIT attributable to transactions between a TRS and such parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Further, a 100% excise tax is imposed on the gross income of a TRS attributable to services provided to, or on behalf of, its parent REIT that are not conducted on an arm’s-length basis.
A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Rents that we receive from a TRS will qualify as “rents from real property” under two scenarios. Under the first scenario, rents we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements. Under the second scenario, rents that we receive from a TRS will qualify as “rents from real property” if the TRS leases a property from us that is a “qualified health care property” and such property is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. None of our current properties are treated as “qualified health care properties.” Accordingly, we do not currently intend to lease our properties to a TRS. However, to the extent we acquire or own “qualified health care properties” in the future, we may lease such properties to a TRS.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•
interest on obligations secured by mortgages on real property, or on interests in real property (such obligations shall also include any obligation secured by personal property, where the obligation is secured by both real and personal property and if the fair market value of the personal property does not exceed 15% of the total fair market value of all such property);

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets, other than property held primarily for sale to customers in the ordinary course of business;

•	income derived from the operation, and gain from the sale of, certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such Foreclosure Property; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “Hedging Transactions.” Further, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property
Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•
Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•
Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Such income will not disqualify all rents from tenants of the property as rents from real property, but income from such services will not qualify as rents from real property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property in excess of the one percent threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”
We do not currently lease and do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we have not performed and do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income, or a TRS. Accordingly, we believe that our leases have produced and will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” Additionally, to the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
As described above, we may own up to 100% of the shares of one or more TRSs. There are two exceptions to the related-party tenant rule described above for TRSs. Under the first exception, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.
Under the second exception, a TRS is permitted to lease healthcare properties from the related REIT as long as it does not directly or indirectly operate or manage any healthcare facilities or provide rights to any brand name under which any healthcare facility is operated. Rents that we receive from a TRS will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our properties generally will not be treated as “qualified health care properties.” Accordingly, we do not currently intend to lease properties to a TRS. However, to the extent we acquire or own “qualified health care properties” in the future, we may lease such properties to a TRS.
Interest
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. For this purpose, where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, the entire obligation is treated as debt that is secured by a mortgage on real property. If a loan is treated as secured by both real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is treated as not being secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
We have originated several mezzanine loans, and may continue to originate or acquire such mezzanine loans. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.
Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We believe that our mezzanine loans meet all of the requirements for reliance on the safe harbor. However, even if our current mezzanine loans did not meet all of these requirements, and to the extent any mezzanine loans that we originate or acquire in the future do not qualify for the safe harbor described above, the interest income from such loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
Dividends
Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year, and the aggregate adjusted bases of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate bases of all the assets of the REIT at the beginning of each year in such three-year period or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, and the aggregate fair market value of all such properties sold by the REIT during the three-year period ending with such year did not exceed 10% of the sum of the aggregate fair market values of all the assets of the REIT at the beginning of each year in such three-year period;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Fee Income
Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS we form, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests.
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as Foreclosure Property.
Foreclosure Property also includes certain “qualified health care properties” (as defined above under “—Rents from Real Property”) acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions
From time to time, we or the Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below.
A “hedging transaction” means either (1) any transaction entered into in the normal course of our or the Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets (a “Debt Financing Hedge”) and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) (a “Currency Hedge”). A “hedging transaction” also includes a transaction entered into to manage the risk of a Debt Financing Hedge, when any portion of the hedged indebtedness is extinguished, or a Currency Hedge, when there is a disposition of any portion of the property producing the REIT qualifying income that is hedged by the Currency Hedge.
We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “―Taxation of our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of (the “75% asset test”):

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	shares in other REITs;

•
debt instruments issued by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

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investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

For purposes of the 75% asset test, (1) if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, such that the entire rent received with respect to such real property and the personal property leased in connection therewith qualifies as rents from real property for purposes of the 75% gross income test, the value of such personal property, as well as the value of the real property, will be treated as an interest in real property and (2) where a debt obligation is secured by a mortgage on both real property and personal property and the fair market value of the personal property does not exceed 15% of the aggregate fair market values of the personal property and real property, the entire obligation will treated as a mortgage loan secured by real property.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and “10% value test,” respectively).
Fourth, in taxable years beginning on or prior to December 31, 2017, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs, and in taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of debt instruments that are issued by publicly-offered REITs, but that are not secured by real property.
Sixth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

◦
a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

◦	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “―Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold and that we will hold in the future will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements
Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of:

◦	90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss, and

◦	90% of our after-tax net income, if any, from Foreclosure Property, minus

◦
the sum of certain items of non-cash income (to the extent such items of income exceed 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have not made and have no current intention to make a taxable dividend payable in our shares.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In addition, we may be required to pay penalties and/or interest with respect to such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders may be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.
Taxation of Taxable U.S. Shareholders
This section is a summary of the rules governing the U.S. federal income taxation of U.S. shareholders and is for general information only. We urge you to consult your tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares.
As used herein, the term “U.S. shareholder” means a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.
As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.
A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (See “―Taxation of our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non REIT corporations, such as any TRS we may form, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our common shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s common shares. Instead, the distribution will reduce the U.S. shareholder’s adjusted basis in such shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Shareholders on the Disposition of Common Shares
A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held our common shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our common shares may be disallowed if the U.S. shareholder purchases other of our common shares within 30 days before or after the disposition.
If we redeem shares held by a U.S. shareholder, such U.S. shareholder will be treated as having sold the redeemed shares if (1) all of the U.S. shareholder’s shares are redeemed (after taking into consideration certain ownership attribution rules) or (2) such redemption is either (i) “not essentially equivalent” to a dividend or (ii) “substantially disproportionate.” If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to such shares. U.S. shareholders are urged to consult their tax advisors regarding the taxation of any particular redemption of our shares.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our common shares. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. shareholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt Shareholders
This section is a summary of rules governing the U.S. federal income taxation of U.S. shareholders that are tax-exempt entities and is for general information only. We urge tax-exempt shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of common shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of beneficial interest only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust; and

•	either:

◦	one pension trust owns more than 25% of the value of our shares of beneficial interest; or

◦	a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

Taxation of Non-U.S. Shareholders
This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. shareholders. The term “non-U.S. shareholder” means a beneficial owner of our common shares that is not a U.S. shareholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt shareholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex and this summary is for general information only. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.
Distributions
A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder provides us with an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. shareholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. shareholder in its common shares. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. shareholder in such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. shareholder in its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exception discussed below for distributions on a class of shares that is regularly traded on an established securities market to a less-than-10% holder of such shares, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on distributions that are attributable to gain from our sale or exchange of a USRPI (the “FIRPTA Exemption”). Non-U.S. shareholders are urged to consult their tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances. Notwithstanding the foregoing, unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
Because our common shares are regularly traded on an established securities market in the United States, capital gain distributions on our common shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 10% of our common shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common shares have been regularly traded on an established securities market in the United States since our IPO. If our common shares were not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs would be subject to tax under FIRPTA (unless a non-U.S. shareholder qualifies for the FIRPTA Exemption), as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
For dividend payments, a U.S. withholding tax at a 30% rate will be imposed on amounts paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.
We will not pay any additional amounts in respect of any amounts withheld from any distribution made by us.
Dispositions
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our common shares if we are a “domestically controlled qualified investment entity.”
A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.
Because our common shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) our common shares are treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. shareholder owned, actually or constructively, 10% or less of our common shares at all times during a specified testing period. Our common shares have been regularly traded on an established securities market following our IPO.

In addition, pursuant to the FIRPTA Exemption, certain “qualified foreign pension funds” and certain publicly traded non-U.S. “qualified collective investment vehicles” are not subject to tax under FIRPTA on a disposition of our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time of the disposition. Non-U.S. shareholders are urged to consult their tax advisors to determine the application to them of this potential relief from FIRPTA taxation in light of their particular circumstances.
If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our shares are sold and the non-U.S. shareholder does not qualify for the exemptions described in the preceding two paragraphs, under FIRPTA the purchaser of our common shares also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.
With respect to individual non-U.S. shareholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common shares will be taxable to such non-U.S. shareholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.
For payments after December 31, 2018, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our common shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction.
We will not pay any additional amounts in respect of any amounts withheld on payments made by us.
Information Reporting Requirements and Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the shareholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS.

Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
For dividend payments, a U.S. withholding tax at a 30% rate will be imposed on amounts paid to U.S. shareholders who own our shares of our beneficial interest through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments after December 31, 2018, on proceeds from the sale of our common shares by U.S. shareholders who own our common shares through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld on payments made by us.
Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in the Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually, a Partnership and, collectively, the Partnerships). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships
We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded partnership.”
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may generally elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. The Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.
We believe the Operating Partnership and each of our other Partnerships will be treated for U.S. federal income tax purposes as a partnership (or a disregarded entity). Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as an association taxable as a corporation or would be treated as an association taxable as a corporation because it is a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.
We and the Operating Partnership currently take the reporting position for U.S. federal income tax purposes that the Operating Partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP Units to redeem the OP Units for cash or our common shares could cause interests in the Operating Partnership to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent of a secondary market if the partnership qualifies for one of a limited number of specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Although we intend to operate the Operating Partnership in a manner that will cause it not to be treated as a publicly traded partnership, we cannot provide any assurance that it will qualify for one of these safe harbors at all times.
If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless 90% or more of its operating gross income consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). We believe that the Operating Partnership will have sufficient qualifying income so that it would qualify for the 90% passive income exception and would be taxed as a partnership, even if it were a publicly traded partnership. The applicable income requirements in order for us to qualify as a REIT under the Code and the definition of qualifying income for purposes of the 90% passive income exception under the publicly traded partnership rules are very similar. Although differences exist under these two income tests, we do not believe that these differences would cause the Operating Partnership to fail to satisfy the 90% passive income exception.
We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, it would be required to pay an entity-level tax on its income at corporate rates, distributions to its partners, including us, would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income, and its partners, including us, would be treated as shareholders for tax purposes. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See “Gross Income Tests” and “Asset Tests.” This, in turn, would prevent us from qualifying as a REIT, which could materially adversely affect the value of our common shares. In particular, if the Operating Partnership were taxable as a corporation, we would not qualify as a REIT because the value of our ownership interest in the Operating Partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of such corporation. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “Distribution Requirements.”
Partners, Not the Partnerships, Subject to Tax
A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.
Partnership Allocations
Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties
Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with our formation transactions, property which may have a built-in gain or a built-in loss was acquired by the Operating Partnership in exchange for OP Units. The Operating Partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted tax basis with respect to that portion of the Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of the Operating Partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of the Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. The Operating Partnership may use any allowable method to account for book-tax differences in a manner that allows us to minimize any potential adverse consequences described above.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “Income Taxation of the Partnerships and their Partners-Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
New Partnership Audit Legislation
The Bipartisan Budget Act of 2015 (the “Budget Act”) was enacted in November 2015. The Budget Act repeals the current partnership tax audit laws that were enacted in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”). The Budget Act contains provisions that set forth a brand new set of partnership audit rules and procedures (collectively, the “New Partnership Audit Rules”) that will become effective for tax returns filed for partnership taxable years beginning after December 31, 2017.
A central feature of the New Partnership Audit Rules is that, unlike current law, partnership audit adjustments will no longer be assessed and collected at the partner level, but will instead be assessed to, and the tax arising from such adjustments (referred to as the “imputed underpayment”) collected directly from, the partnership, unless either the Passthrough Adjustment Election or the Opt-Out Election (both defined below) is made. Moreover, any imputed underpayment imposed on a partnership from an audit adjustment will be imposed in the year that the audit adjustment is finalized (the “Adjustment Year”), as opposed to the year that is audited (the “Reviewed Year”). This is the case even if a partner that is a partner in the partnership in the Adjustment Year was not a partner in the partnership during the Reviewed Year. Accordingly, under the New Partnership Audit Rules, partners in an Adjustment Year would be required to bear the cost of any partnership audit adjustments made with respect to a prior year that is the Reviewed Year.
The IRS will determine an imputed underpayment by netting partnership audit adjustments and multiplying the result by the highest marginal federal tax rate (without regard to the character of the income or gain being adjusted) in effect for the Reviewed Year. The imputed underpayment calculation will not take into consideration any partner-level tax attributes. Furthermore, to the extent that any audit adjustment reallocates partnership items from one partner to another partner, such adjustment will not take into account any decrease in any item of income or gain, or any increase in any item of deduction, loss or credit to a partner resulting from such reallocation. Accordingly, if an income reallocation were made from one partner to another partner resulting in an imputed underpayment due to an increase in income to one partner, such assessment will not take into consideration any reduction in income to the other partner.
A partnership and the “partnership representative” (discussed below) have the ability to demonstrate that modifications to an imputed underpayment, and a lower rate of tax, are appropriate. Specifically, a partnership and the partnership representative may provide to the IRS, within 270 days from the date of mailing of a “Notice of Proposed Partnership Adjustment” by the IRS, and before the issuance of a “Notice of Final Partnership Administrative Adjustment” by the IRS, partner-specific information reflecting certain tax attributes of the partners (e.g., tax-exempt partners, individual partners subject to favorable rates on capital gains and qualified dividends, non-U.S. partners and C-corporation partners - which are currently subject to tax at a rate that is lower than the maximum individual ordinary income rate). Additionally, modifications and reductions to an imputed underpayment may be made to the extent that a partner files an amended tax return for the Reviewed Year which takes into account the partnership adjustments and includes the tax payment due. The Budget Act directs the IRS to establish rules to implement procedures with respect to the modification of imputed underpayments.
As an alternative to a partnership directly bearing the tax burden with respect to an imputed underpayment, the partnership may affirmatively make an election to have adjustments from a partnership-level audit reflected on adjusted Schedules K-1 (which are provided to both the partners as well as the IRS) and paid at the partner level by those partners that were partners in a Reviewed Year (the “Passthrough Adjustment Election”). The Passthrough Adjustment Election must be made no later than 45 days after the date of the issuance of a “Notice of Final Partnership Administrative Adjustment,” and once made, the Passthrough Adjustment Election is revocable only with the consent of the IRS. The partners would be required to take the adjustments into account on their own tax returns in the Adjustment Year. Penalties would be determined at the partnership level, but interest would be determined at the partner level at the large corporate underpayment rate (even for partners that are individuals), which is currently 5%. This rate is 200 basis points higher than the rate that would otherwise apply.
All partnerships will be subject to the New Partnership Audit Rules unless they are eligible to opt out of these rules altogether and make an opt-out election every year (the “Opt-Out Election”). Partnerships that are eligible for the Opt-Out Election are those partnerships that issue fewer than 100 Schedules K-1 a year and have as partners individuals, C corporations (including comparable non-U.S. entities), S corporations, or an estate of a deceased partner as partners. Each S corporation shareholder is counted for purposes of the 100-Schedule K-1 limit. Partnerships that have another partnership as a partner (i.e., tiered partnership structures) cannot make the Opt-Out Election.
The New Partnership Audit Rules eliminate the designation of a “tax matters partner.” Instead, a partnership will designate a “partnership representative” who does not need to be a partner (but must have a substantial presence in the United States) and will have broad authority to resolve any partnership audit. The partnership representative’s actions and decisions will bind the partnership and all partners, and unlike the rules under TEFRA, partners will no longer have a statutory right to notice or to participate in any audit proceedings. Likewise, partners will no longer be able to initiate an administrative adjustment request with respect to tax returns for prior years.
We are the “tax matters partner” of the Operating Partnership, and we (or a party we designate) will serve as the “partnership representative” of the Operating Partnership for taxable years beginning after December 31, 2017. We will determine the best course of action for the Operating Partnership to follow under the New Partnership Audit Rules and the attendant implementing guidelines and procedures that will be issued by the IRS and the Department of Treasury, including, but not limited to, (1) whether an Opt-Out Election or a Passthrough Adjustment Election is available or appropriate for the Operating Partnership, and (2) whether any modifications to imputed underpayments should be made and amended tax returns should be filed by the Operating Partnership. We will make our determinations in a manner that takes into consideration the interests of both our shareholders and the partners of the Operating Partnership. The above discussion presents some of the salient features of the New Partnership Audit Rules, and does not contain an exhaustive description or analysis of these rules. The New Partnership Audit Rules represent a drastic and radical change from current law. Prospective investors are strongly urged to consult with their independent tax advisors as to the New Partnership Audit Rules and the impact of these rules.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.
State and Local Taxes
We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our common shares.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Baker & McKenzie LLP, and Venable LLP as to matters of Maryland law. Certain legal matters relating to our classification as a REIT for federal income tax purposes will be passed upon for us by Baker & McKenzie LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The statement of revenues and certain direct operating expenses of the Peachtree Property (also referred to as Peachtree Dunwoody Medical Center) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 1, 2014, the statement of revenues and certain direct operating expenses of the Sarasota Properties (also referred to as 21st Century) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 5, 2014, and the statement of revenues and certain direct operating expenses of the San Antonio Property (also referred to as Foundation Surgical Hospital) for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on May 6, 2014, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in its reports thereon as incorporated by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and schedule of the Trust appearing in the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2016, the effectiveness of the Trust’s internal controls over financial reporting as of December 31, 2016, the statement of revenues and certain direct operating expenses of the Pinnacle Properties and the Oshkosh Property for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K, filed with the SEC on August 4, 2014, the statement of revenues and certain direct operating expenses of the Columbus Properties, the El Paso Properties, and the Harrisburg Properties for the year ended December 31, 2013 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on November 12, 2014, the combined statement of revenues and certain direct operating expenses of the Minneapolis Properties for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on April 17, 2015, the statement of revenues and certain direct operating expenses of the Bridgeport Medical Center, the Calkins Properties, the Health Park Surgery Center, the Livonia MOB, the Plaza Surgery Center, and the Sitex Medical Plaza for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K, filed with the SEC on June 16, 2015, and the statement of revenues and certain direct operating expenses of the IMS Properties for the year ended December 31, 2014 appearing in the Trust’s Current Report on Form 8-K/A, filed with the SEC on November 6, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and schedule of the Operating Partnership appearing in the Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Operating Partnership and the Trust file annual, quarterly and current reports and other information with the SEC, and the Trust files proxy statements with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying, at prescribed rates, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site at www.sec.gov. The Trust’s outstanding common shares are listed on the NYSE under the symbol “DOC” and all such periodic reports, proxy statements and other information the Trust files with the SEC may also be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings the Trust or the Operating Partnership make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus from their respective filing dates:

•	The Trust’s and the Operating Partnership’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017;

•	The Trust’s Current Reports on Form 8-K, filed with the SEC on August 4, 2014 and June 16, 2015;

•
the Trust’s Current Reports on Form 8-K/A, in each case solely with respect to the information reported under Item 9.01(a), filed with the SEC on May 1, 2014, May 5, 2014, May 6, 2014, November 12, 2014, April 17, 2015 and November 6, 2015;

•	The Trust’s and the Operating Partnership’s combined Current Report on Form 8-K, filed with the SEC on February 24, 2017 (solely with respect to Item 5.03);

•
The portions of the Trust’s Definitive Proxy Statement, filed with the SEC on March 23, 2016, incorporated by reference by the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•
The description of the Trust’s common shares contained in the Trust's registration statement on Form 8-A filed with the SEC on July 17, 2013, including any amendments and reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Investor Relations
Physicians Realty Trust
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: (414) 367-5600

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor any selling securityholder have authorized anyone to provide you with different information. We and any selling securityholder are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$500,000,000
Common Shares
PHYSICIANS REALTY TRUST

PROSPECTUS SUPPLEMENT

KeyBanc Capital Markets

Credit Agricole CIB

BMO Capital Markets

Raymond James

Stifel

November 7, 2019